Exhibit 99.1

TOWN SPORTS INTERNATIONAL HOLDINGS, INC.

THIRD QUARTER 2014 EARNINGS CONFERENCE CALL UPDATE

NEW YORK—(BUSINESS WIRE) —October 29, 2014—Town Sports International Holdings, Inc. (“TSI” or the “Company”) (NASDAQ:CLUB) today announced that it is delaying its previously announced quarterly conference call to discuss third quarter 2014 financial results, which was scheduled to be held on Wednesday, October 29. The call is being postponed solely as a result of the Company continuing to analyze the accounting treatment for the sale of its East 86th Street property, which closed on September 12, 2014, in connection with the preparation of the Company’s financial statements for the quarter ended September 30, 2014.

The Company will make a further announcement in a subsequent press release to reschedule the date and time of the quarterly conference call to review financial results, which the Company currently expects to be held on Tuesday, November 11, 2014.

About Town Sports International Holdings, Inc.

New York-based Town Sports International Holdings, Inc. is a leading owner and operator of fitness clubs in the Northeast and mid-Atlantic regions of the United States and, through its subsidiaries, operated 163 fitness clubs as of June 30, 2014, comprising 109 New York Sports Clubs, 29 Boston Sports Clubs, 16 Washington Sports Clubs (two of which are partly-owned), six Philadelphia Sports Clubs, and three clubs located in Switzerland. These clubs collectively served approximately 488,000 members. For more information on TSI, visit http://www.mysportsclubs.com.

From time to time we may use our Web site as a channel of distribution of material company information. Financial and other material information regarding the Company is routinely posted on and accessible at http://www.mysportsclubs.com. In addition, you may automatically receive email alerts and other information about us by enrolling your email by visiting the “Email Alerts” section at http://www.mysportsclubs.com.

Town Sports International Holdings, Inc., New York

Investor Contact:

(212) 246-6700 extension 1650

Investor.relations@town-sports.com

or

ICR, Inc.

Joseph Teklits/Farah Soi

(203) 682-8200

farah.soi@icrinc.com